EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-47688 of iPCS, Inc. on form S-1 of our report dated November 5, 2001, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/    Deloitte & Touche LLP

August 22, 2002